As filed with the Securities and Exchange Commission on June 17, 2020
Registration No. 333-231816

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
(Exact name of registrant as specified in its charter)

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Maryland	46-4654479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1520 E. Grand Avenue
El Segundo, California	90245
(Address of principal executive offices)	(Zip code)

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Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan
(Full title of the plan)

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Javier F. Bitar
Chief Financial Officer
1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Name, address and telephone number, including area code, of agent for service)

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Copies to:
Lori B. Metrock
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
Shipt Tower
420 20th Street North
Suite 1400
Birmingham, Alabama 35203

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                        Accelerated filer         ☐
Non-accelerated filer ☑                        Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE - DEREGISTRATION OF A PORTION OF SHARES
On June 15, 2020, the stockholders of Griffin Capital Essential Asset REIT, Inc. (the “Company”) approved the Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan (the “Plan”), which, among other amendments, decreased the number of shares of the Company’s common stock that are available for issuance under the Plan by 3,000,000 shares. Accordingly, the purpose of this Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-231816), which was originally filed on May 30, 2019 (the “Registration Statement”), is to reduce the 9,935,314 shares of common stock previously registered for issuance under the Plan pursuant to the Registration Statement by 3,000,000 shares. As a result, the Registration Statement now covers a maximum of 6,935,314 shares of common stock.

Except to the extent specified above, the Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment No. 1 thereto.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this the 17th day of June, 2020.

Griffin Capital Essential Asset REIT, Inc.

By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Escalante* Michael J. Escalante	President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2020
/s/ Javier F. Bitar Javier F. Bitar	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 17, 2020
/s/ Kevin A. Shields* Kevin A. Shields	Executive Chairman and Chairman of the Board of Directors	June 17, 2020
/s/ Kathleen S. Briscoe* Kathleen S. Briscoe	Director	June 17, 2020
/s/ J. Grayson Sanders* J. Grayson Sanders	Director	June 17, 2020
/s/ Samuel Tang* Samuel Tang	Director	June 17, 2020
/s/ Gregory M. Cazel* Gregory M. Cazel	Director	June 17, 2020
/s/ Ranjit M. Kripalani* Ranjit M. Kripalani	Director	June 17, 2020

*By:	/s/ Javier F. Bitar
Javier F. Bitar
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1
Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan (incorporated by reference to Appendix B included in the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2020)

24.1	Power of Attorney (included on signature page of the Registrant's Registration Statement on Form S-8, filed on May 30, 2019, SEC File No. 333-231816 and incorporated by reference herein)